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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in Amendment No. 1 to Registration Statement No. 333-44311 of Lamonts Apparel, Inc. on Form S-1 of our report dated April 16, 1999, (which report expresses an unqualified opinion and includes an explanatory paragraph for the adoption of Fresh-Start Reporting), in the Prospectus, which is part of the Registration Statement. We also consent to the reference to us under the headings "Experts", "Summary Consolidated Financial Data and Certain Operating Data" and "Selected Consolidated Financial Data and Other Operating Data" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 5, 1999